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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the following registration statements of SPX Corporation: Form S-8 (File No.'s 33-24043, 333-29843, 333-29851, 333-29857, 333-29855, 333-38443, 333-70245, 333-82645, 333-82647, 333-61766, 333-69250, 333-69252, 333-106897 and 333-109112), Form S-4 (File No. 333-68650) and Form S-3 (File No.'s 333-56364, 333-68648 and 333-109334) of our reports dated March 14, 2005 relating to the consolidated financial statements (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of SFAS No. 142, Goodwill and Other Intangible Assets on January 1, 2002 and the revision of earnings per share for the years ended December 31, 2003 and 2002 to include the dilutive effect of certain contingently convertible debt securities to conform to EITF 04-8, The Effect of Contingently Convertible Instruments on Diluted Earnings per Share) and management's report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of SPX Corporation for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

March 16, 2005
Charlotte, North Carolina

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM